EXHIBIT 99.2

ACCO BRANDS CORPORATION

AMENDED AND RESTATED 2005 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is made and entered into this and effective _____________, 20__ (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (collectively with all Subsidiaries, the “Company”) and ____________________ (“Grantee”).

WHEREAS, Grantee is a Key Employee of the Company and in compensation for Grantee’s services, the Board deems it advisable to award to Grantee an Award of Restricted Stock Units representing shares of the Company’s Common Stock, pursuant to the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (“Plan”), as set forth herein.

NOW THEREFORE, subject to the terms and conditions set forth herein:

1.  Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision.

2.  Award of Restricted Stock Units. The Company hereby awards to Grantee on the Grant Date an Award of ______________ Restricted Stock Units. Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to Grantee, subject to the terms and conditions of this Agreement, one (1) share of Common Stock. Each Restricted Stock Unit shall vest in accordance with Section 3 and shall be payable to Grantee in accordance with Section 4, below. The Company shall hold the Restricted Stock Units in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the shares of Common Stock to be issued to Grantee under Section 4 hereof, and shall have the status of a general unsecured creditor of the Company. THIS AWARD IS CONDITIONED ON GRANTEE SIGNING THIS AGREEMENT AND RETURNING IT TO THE COMPANY BY _____________, 20__, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, WHICH GRANTEE ACCEPTS UPON SIGNING AND DELIVERING THIS AGREEMENT TO THE COMPANY.

3.  Vesting.

(a)  Generally. Subject to the acceleration of the vesting of the Restricted Stock Units pursuant to Sections 3(b), 3(c), 3(e) and 3(f) below, or the forfeiture and termination of the Restricted Stock Units pursuant Section 3(d) below, the Restricted Stock Units shall vest and become nonforfeitable, and all restrictions thereon shall lapse, on ______________, 20__1.

____________
1Insert 3-year or other applicable cliff vesting date.

(“Vesting Date”) provided that Grantee has been continuously employed by the Company through such date.

(b)  Death; Disability. Unless the Committee shall otherwise determine, upon the death of Grantee while employed by the Company or the termination of Grantee’s employment due to his Disability, the unvested Restricted Stock Units shall immediately vest and become nonforfeitable, and all restrictions thereon shall lapse.

(c)  Retirement; Involuntary Termination. Unless the Committee shall otherwise determine, upon the termination of Grantee’s employment due to his Retirement, or involuntarily by the Company without Cause on a date that is on or after the first anniversary of the Grant Date (an “Involuntary Termination”), the unvested Restricted Stock Units shall partially vest and become nonforfeitable, and restrictions thereon shall lapse, in such number of Restricted Stock Units (rounded up to the next integer) as equals the fraction the numerator of which is the number of days from the Grant Date through the date of such employment termination and the denominator of which is the number of days from the Grant Date through the vesting date set forth in Section 3(a) hereof.

(d)  Other Terminations. Unless the Committee shall otherwise determine, upon a termination of Grantee’s employment for any reason, other than due to Grantee’s death, Disability, Retirement or Involuntary Termination, prior to the date on which the Restricted Stock Units shall have vested, the unvested portion of the Restricted Stock Units shall be immediately forfeited. Any forfeited Restricted Stock Units shall be automatically immediately be cancelled and shall terminate.

(e)  Change in Control; Divestiture

(i)  Subject to Section 3(e)(ii) hereof, upon the occurrence of a Change in Control while the Grantee is employed by the Company, the unvested Restricted Stock Units shall immediately vest and become nonforfeitable and all restrictions thereon shall lapse.

(ii)  The Committee shall have the authority to cause the Company (or successor pursuant to the Change in Control), upon the occurrence of a Change in Control, to issue to Grantee a Replacement Award for the Restricted Stock Units granted hereunder on such terms and conditions as are consistent with Section 13(b)(iii)(A) and 13(b)(iv) of the Plan. Upon the involuntary termination of Grantee’s employment by the Company without Cause, or the voluntary termination of Grantee’s employment for Good Reason, at any time on or before the second anniversary of the occurrence of the Change in Control, the unvested Restricted Stock Units constituting the Replacement Award shall immediately vest and become nonforfeitable and all restrictions thereon shall lapse. Any termination of Grantee’s employment after the second anniversary of the occurrence of the Change in Control shall be governed by the provisions of Section 3 of this Agreement other than this Section 3(f)(ii).

(iii)  Upon the occurrence of a transaction by which the Subsidiary that is Grantee’s principal employer ceases to be a Subsidiary of the Company and Grantee’s employment with the Company and all other Subsidiaries ceases, the unvested Restricted Stock Units shall partially vest and become nonforfeitable, and restrictions thereon shall lapse, in such number of Restricted Stock Units (rounded up to the next integer) as equals the fraction the numerator of which is the number of days from the Grant Date through the Divestiture Date (as defined under Section 13(c) of the Plan) and the denominator of which is the number of days from the Grant Date through the vesting date set forth in Section 3(a) hereof.

(f)  Contrary Other Agreement. The provisions of Section 3(b), 3(c) or 3(d) to the contrary notwithstanding, if Grantee and the Company have entered into an employment or other agreement which provides for vesting treatment upon a termination of Grantee’s employment with the Company (and all Affiliates) that is inconsistent with the provisions of Section 3(b), 3(c) or 3(d), to the extent not inconsistent with the terms of the Plan the more favorable to Grantee of the terms of (i) such employment or other agreement and (ii) this Agreement, shall control.

(g)  Payment on Vesting. Upon vesting and lapse of restrictions, Restricted Stock Units shall be paid to Grantee as provided at Section 4 hereof.

4.  Delivery of Shares.

(a)  Issuance of Shares. As soon as may be practicable after the date in which the Restricted Stock Units vest and restrictions lapse, but not later than (i) except for a vesting event pursuant to Section 3(e) hereof, the March 15th following the December 31st of the calendar year in which such vesting date occurs or (ii) 30 days following the occurrence of a vesting event pursuant to Section 3(e) hereof, the Company (or its successor) shall cause its transfer agent for the Common Stock to register shares in book-entry form in the name of the Grantee (or, in the discretion of the Committee, issue to Grantee a stock certificate) representing a number of shares of Common Stock equal to the number of Restricted Stock Units then vested; provided, such issuance shall be deferred until the first such later date after vesting as may be required to comply with the provisions of Section 409A of the Code.

(b)  Withholding Taxes. At the time shares of Common Stock are issued to Grantee, the Company shall satisfy the minimum statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of shares from one or more of the following methods, as determined by the Committee: (i) the Company shall withhold cash compensation then accrued and payable to Grantee of such required withholding amount, (ii) Grantee may tender a check or other payment of cash to the Company of such required withholding amount, or (iii) by withholding from shares issuable to Grantee hereunder having an aggregate Fair Market Value equal to the amount of such required withholding.

5.  No Transfer or Assignment of Restricted Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Restricted Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the shares of Common Stock represented by the Restricted Stock Units are delivered to Grantee or his designated representative. The Grantee shall not sell any shares of Common Stock at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as Grantee is an Employee of the Company or an Affiliate of the Company.

6.  Legality of Initial Issuance. No shares of Common Stock shall be issued unless and until the Company has determined that (a) any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and (b) all other applicable provisions of state or federal law have been satisfied.

7.  Miscellaneous Provisions.

(a)  Rights as a Stockholder. Neither Grantee nor Grantee’s representative shall have any rights as a stockholder with respect to any shares underlying the Restricted Stock Units until the date that the Company is obligated to deliver such shares of Common Stock to Grantee or Grantee’s representative.

(b)  Dividend Equivalents. As of each dividend date with respect to shares of Common Stock, an unvested dividend equivalent shall be awarded to Grantee in the dollar amount equal to the amount of the dividend that would have been paid on the number of shares of Common Stock equal to the number of Restricted Stock Units held by Grantee as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Restricted Stock Units equal to the number of whole and fractional shares of Common Stock that could have been purchased at the closing price on the dividend payment date with such dollar amount. In the case of any dividend declared on shares of Common Stock which is payable in shares of Common Stock, Grantee shall be awarded an unvested dividend equivalent of an additional number of Restricted Stock Units equal to the product of (x) the number of his Restricted Stock Units then held on the related dividend record date multiplied by the (y) the number of shares of Common Stock (including any fraction thereof) distributable as a dividend on a share of Common Stock. All such dividend equivalents credited to Grantee shall be added to and in all respects thereafter be treated as Restricted Stock Units hereunder.

(c)  No Retention Rights. Nothing in this Agreement shall confer upon Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without Cause.

(d)  Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

(e)  Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to Grantee at the address that he most recently provided to the Company.

(f)  Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(g)  Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

(h)  Successors.

(i) This Agreement is personal to Grantee and, except as otherwise provided in Section 5 above, shall not be assignable by Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Grantee’s legal representatives.

(ii) This Agreement shall inure to the benefit of and be binding upon Company and its successors.

(i)  Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(j)  Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(k)  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

ACCO BRANDS CORPORATION

By:
Name:

Its:

Grantee Name

Grantee Signature